Exhibit 10(iii)
Terms and Conditions of Elective Deferred Share Awards

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Grant of Deferred Shares: On the last business day of each quarter during 2018, you will be granted a number of Deferred Shares with a grant date fair value equal to the amount of your quarterly fees you elected to defer for such quarter in the form of Deferred Shares in accordance with your compensation election form (your “Election Form”). You will be provided a quarterly summary of the number of Deferred Shares issued hereunder, which shall be subject to the terms and conditions set forth herein.

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Deferred Shares Generally: Deferred Shares represent a vested contractual right to receive shares of Anadarko Petroleum Corporation (the “Company”) common stock, par value $0.10 per share (“Common Stock”), at the time(s) of settlement specified in your Election Form. Upon grant, the Deferred Shares will not be issued in your name, but will be held by the Company, either in book-entry form or by the Company’s Benefits Trust (the “Trust”) until the time of settlement set forth in your Election Form. Deferred Shares are considered an unsecured obligation of the Company and any and all assets held in the Trust are subject to claims of the general creditors of the Company. Until the issuance of Common Stock in settlement of your Deferred Shares, you will not have rights as a stockholder of the Company.

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Voting Rights: Although you will not have beneficial ownership of the Deferred Shares prior to settlement, to the extent the shares underlying your Deferred Shares are held by the Trust, you may have the opportunity to direct the voting of your Deferred Shares (which voting instructions the Trustee of the Trust may not follow, in its sole discretion) and such Deferred Shares will be counted toward your stock ownership requirements.

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Dividend Equivalents: You will receive a cash payment equal to the cash dividends that are paid on the Company’s common stock each quarter, with such cash amount to be paid within 30 days after the date that such dividends are paid to the Company’s regular stockholders.

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Mandatory Holding Period: Except as expressly set forth in the Election Form, no shares of Common Stock will be issued in settlement of your Deferred Shares prior to the one-year anniversary of the grant of the applicable Deferred Shares.

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Subject to Terms of Plan: Your Deferred Shares are subject to the terms and conditions of the Election Form and, with respect to Deferred Shares awarded on or before May 19, 2018, the Company’s 2008 Director Compensation Plan, and, with respect to Deferred Shares awarded after such date, the Company’s 2012 Omnibus Incentive Compensation Plan. In the event of any conflict between the 2008 Director Compensation Plan or the 2012 Omnibus Incentive Compensation Plan, as applicable, and the Election Form, the 2008 Director Compensation Plan or the 2012 Omnibus Incentive Compensation Plan, as applicable, shall control.

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Payment of Taxes: You are solely responsible for the payment of any taxes associated with the issuance or settlement of Deferred Shares. You acknowledge that the Company has made no representation as to the tax consequences of your Deferred Shares hereunder.